Exhibit 4.17

Instrument Prepared by

LeClairRyan

10 S. Jefferson Street, Suite 1800

Roanoke, VA 24011

Tax Map Nos. 037.07-01-05.02-0000, 037.07-01-15.00-0000, 03.07-01-15.01-0000

CORRECTED DEED OF TRUST

THIS IS A CREDIT LINE DEED OF TRUST

THIS DEED OF TRUST, made this 4th day of June, 2008, by and among OPTICAL CABLE CORPORATION (hereinafter referred to as the “Grantor”); LECLAIRRYAN, whose business address is 10 South Jefferson, Suite 1800, Roanoke, Virginia 24011 (hereinafter collectively referred to as the “Trustee”); and VALLEY BANK, a Virginia banking corporation, its affiliates, successors and assigns (hereinafter referred to as the “Beneficiary”).

The noteholder is Valley Bank, having a mailing address of: 36 W. Church Ave. S.W., Roanoke, VA 24011. The maximum principal amount secured hereby is SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000.00).

NOTE REGARDING RECORDATION TAXES: As a Corrected Deed of Trust this instrument is exempt from recordation taxes under Section 58.1-810(2) of the Virginia Code.

R E C I T A L S:

WHEREAS, in conjunction with that certain Credit Agreement dated, May 30, 2008 in the total principal amount of SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000.00), and made payable to the Beneficiary (the “Agreement”), Beneficiary and Grantor caused to be recorded that certain Credit Line Deed of Trust that was recorded in the Clerk’s Office of the Circuit Court of Roanoke County, Virginia as instrument number 200807565; and

WHEREAS, the Beneficiary has requested the Grantor enter into this Corrected Deed of Trust to secure the performance of Grantor’s obligations under the Agreement and the Grantor has agreed to the request.

W I T N E S S E T H:

NOW THEREFORE, in consideration of the loans evidenced by the Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

The Grantor does hereby grant and convey, with covenants of General Warranty, unto Trustee, the property described in Schedule A attached hereto and by this reference made a part hereof,

Together with all buildings and improvements now or hereafter constructed thereon; all the estate and rights, if any, of the Grantor in and to all land lying in public and private streets, roads, and alleyways abutting the above-described property; all easements, rights-of-way, privileges, and appurtenances now or hereafter belonging to or in any way related to the above-described property; all fixtures, machinery, equipment, building materials, and other personal property of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used, in connection with the operation of the above-described property, including, but without limitation, heating, air conditioning, cooking, refrigerating, plumbing, and electrical apparatus and equipment, boilers, engines, motors, generating equipment, piping and plumbing fixtures, ventilating and vacuum cleaning systems, fire extinguishing apparatus, gas and electrical fixtures, elevators, escalators, partitions, mantels, built-in mirrors, disposals, washers, dryers, window shades, blinds, screens, storm sashes, storm doors, awnings, carpeting, underpadding, drapes, plants and shrubbery, and furnishings, all of which personal property, including replacements thereof and additions thereto, shall be deemed part of the realty hereby conveyed (and the Grantor hereby declares such personal property to be part of said realty, whether attached thereto or not, and subject to the lien hereby created); and all proceeds of the conversion, whether voluntary or involuntary, of any of the above-described property into cash or other liquid claims, including, without limitation, all awards, payments or proceeds, including interest thereon, and the right to receive same, which may be made as a result of any casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value of the above-described property, together with all costs and expenses incurred by the Beneficiary, in connection with the collection of such awards, payments, and proceeds, including, without limitation, reasonable attorneys’ fees, all of the above-described real and personal property being hereinafter referred to as the “Property,”

IN TRUST to secure the Beneficiary for (a) the payment of a certain indebtedness owed by Grantor in the principal amount of SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000.00) together with interest thereon subject to the terms and conditions set forth in the Agreement, the terms of which are incorporated herein by reference; (b) the payment of all other sums, with interest thereon as provided herein, advanced in accordance with the provisions hereof by the Beneficiary or the Trustee for the protection of the lien and security interest of the Beneficiary in and to the Property; (c) the payment of all late charges, penalties, costs of collection, legal fees and other sums which may become due and owing by the Grantor hereunder or under the Agreement, and (d) the performance of the covenants and agreements of the Grantor hereunder and under the Agreement. The above-described indebtednesses are hereinafter called the “Obligations.”

The Grantor also hereby irrevocably assigns and conveys unto the Beneficiary, and grants the Beneficiary a security interest in, all leases now or hereafter existing on any part of the Property and any guaranties thereof and all rents from the Property to secure the payment of all Obligations secured hereunder. The Grantor hereby irrevocably appoints the Beneficiary as its attorney-in-fact to do all things which the Grantor might otherwise do with respect to the Property and the leases therein, including, without limitation, collecting said rents with or without suit and applying the same, less expenses of collection, to any of the obligations secured hereunder in such manner as may be determined by the Beneficiary, or at the option of the Beneficiary, holding the same as security for the payment of all obligations secured hereunder, leasing, in the name of the Grantor, the whole or any part of the Property which may become vacant, and employing agents therefor and paying such agents reasonable compensation for their services; provided, however, that until there be a default under the terms of the Agreement or this Deed of Trust, the Grantor may continue to collect and enjoy said rents without accountability to the Beneficiary. The curing of any default, however, shall not entitle the Grantor to again collect said rents unless consent in writing is obtained by the Beneficiary. The powers and rights granted in this paragraph shall be in addition to the other remedies herein provided in the “event of default” (hereinafter defined) and may be exercised independently of or concurrently with any of the said remedies. Nothing in the foregoing shall be construed to impose any obligation upon the Beneficiary to exercise any power or right granted in this paragraph or to assume any liability under any lease of any part of the Property and no liability shall attach to the Beneficiary for failure or inability to collect any rents under any such lease. The Grantor covenants and warrants that (i) it will comply with all terms and conditions of all leases now existing or that may hereafter come into existence in respect of the Property or any part thereof; (ii) it has not sold, assigned, transferred, mortgaged, or pledged, and will not sell, assign, transfer, mortgage, or pledge, without the Beneficiary’s prior written consent, the rents, issues, or profits from the Property and leases thereof to any firm, person, or corporation other than the Beneficiary; and (iii) upon request of the Beneficiary, it will execute and deliver to the Beneficiary such other instruments or documents reasonably requested by the Beneficiary for the purpose of securing or exercising its rights herein and it will provide the Beneficiary with true copies or originals of such leases and all amendments, supplements, renewals, or correspondence related thereto.

So long as no event of default exists under this Deed of Trust, the Grantor shall remain in quiet use, possession, and management of the Property, and in the enjoyment of the income, revenue, and profits therefrom.

THIS DEED OF TRUST incorporates the provisions of Section 55-59 of the Code of Virginia and the following provisions of Section 55-60:

Subject to all upon default.

Exemptions waived (to the extent allowable by applicable law).

Substitution of Trustee permitted in Beneficiary’s sole discretion.

Any Trustee may act.

Advertisement required: Once a week for two consecutive weeks in a newspaper having general circulation in the City or County in which the Property is located.

In addition to the right to require the Trustee to sell for a breach hereof, the Beneficiary shall also have the cumulative right of collecting said indebtedness by suit in equity or action at law, and/or by requiring the Trustee to take possession of and rent the property, either pending a sale or until the amount secured herein shall have been paid, but no liability shall attach to Trustee for failure so to do. Rents collected by the Trustee shall be applied as the proceeds of sale are to be applied.

So long as any part of the Obligations hereby secured remains unpaid, the Grantor, in addition to and not in limitation of the foregoing covenants, agrees as follows:

1. Insurance. The Grantor will maintain fire insurance with extended coverage in the amount of the full replacement cost of the improvements on the Property, and such other insurance as the Beneficiary may from time to time require, with such insurance companies as are acceptable to the Beneficiary, with loss payable to the Beneficiary, without contribution; and will deliver to the Beneficiary the original policy or policies, and, at least ten (10) days before the expiration of any policy, the renewal thereof. In the event the Grantor fails to maintain the required coverage, the Beneficiary shall have the right, but not the obligation, to effect such insurance coverage, pay the premium thereon and the money so paid, with interest thereon at ten percent (10%) per annum, or if lower, the maximum rate allowable by law, shall become part of the Obligations secured hereby. Any insurance proceeds shall be applied to the payment of the indebtedness hereby secured (but without any prepayment penalty) except that if, pursuant to the provisions of the next paragraph, the Beneficiary directs the Grantor to restore the damaged portion of the Property, then, to the extent necessary, such proceeds shall (but only to the extent necessary) be applied to the cost of such restoration, and the Beneficiary may, without paying interest thereon, retain all or any part thereof until the Property has been restored to the satisfaction of the Beneficiary.

2. Preservation and Maintenance of Property. The Grantor will keep the Property, including additions and improvements hereafter acquired, in good order and repair, including the making of such replacements as may be necessary for that purpose and, if the Beneficiary so directs, the prompt restoration of any part of the Property which may be damaged by fire or other casualty, irrespective of the availability of adequate insurance proceeds for that purpose.

3. Nuisances. The Grantor will not permit or suffer any nuisance to exist or unlawful activity to take place upon the Property or any part thereof.

4. Further Assurances. The Grantor will execute, or cause to be executed, such further assurances of title to the Property, and will take, and cause to be taken, such steps, including legal proceedings, as may at any time appear to the Trustee, or to the Beneficiary, to be desirable to perfect the title to the Property in the Trustee.

5. Books and Records. The Grantor will keep and maintain at its principal place of business complete and accurate books and records of its earnings and expenses of the Property and copies of all written contracts, leases, and other instruments which affect the Property. Such books, records, contracts, leases, and other instruments shall be subject to examination and inspection at any reasonable time by the Beneficiary and upon default shall be delivered to the Beneficiary at the Beneficiary’s request.

6. Notice of Suits and Proceedings. The Grantor will immediately notify the Beneficiary by registered or certified mail, return receipt requested, of any taking or condemnation, or any threatened or pending proceedings for the taking or condemnation, of any part of the Property under any power of eminent domain; and in the event that title to, or possession of, the Property or any portion thereof, is taken or condemned under any power of eminent domain, then the Grantor will (and hereby does) assign, and will forthwith upon receipt pay over, to the Beneficiary the proceeds and consideration resulting from taking or condemnation, not to exceed the unpaid balance of the Obligations secured by this Deed of Trust, said proceeds so paid to be applied, without repayment premium, to the indebtedness secured hereby.

7. Transfer of Property or Controlling Interest in Grantor. The Grantor will not, without the prior written consent of the Beneficiary, lease, bargain, sell, transfer, assign, or convey the Property, or any portion thereof, or any legal or equitable interest therein, other than leases in the ordinary course. If the Grantor is not a natural person, then the bargain, sale, transfer, or assignment of all or a controlling interest portion of the voting stock, membership or partnership interests, or other equity of the Grantor (including, without limitation, transfers resulting from mergers, consolidations, or liquidations, and whether in one or a number of transactions) without the prior written consent of the Beneficiary shall be deemed to be in contravention of the provisions of the first sentence of this Paragraph 7.

NOTICE - THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.

8. Protection of the Beneficiary’s Security. In the event the Grantor fails to perform any of its covenants or agreements contained in the Agreement or this Deed of Trust, or any action or proceeding is commenced or threatened which affects the Property or title thereto or the interest of the Trustee or the Beneficiary therein, then, in any of such events, the Beneficiary may take such action as the Beneficiary deems necessary, in its sole discretion, to protect its interests, including, without limitation, (i) the employment of attorneys and disbursement of legal fees, (ii) the procurement of insurance as provided in Paragraph 1 hereof, and (iii) if the Property is subject to another deed of trust or lien, whether inferior or superior hereto, the curing of any default in the performances of any of the terms and provisions thereof, or if the indebtedness thereby secured is accelerated, the purchase or payment in full of such indebtedness, all on such terms as the Beneficiary shall, in its sole discretion, deem necessary or advisable. Any amounts disbursed by the Beneficiary pursuant to the provisions of this Paragraph 8 shall be added to, and deemed a part of, the indebtedness secured hereby and shall bear interest from the date of the disbursement thereof at ten percent (10%) per annum, or if lower, the highest rate allowed by law, and shall, together with the interest thereon, be repayable by the Grantor on demand.

9. Environmental Protection. The Grantor covenants and agrees as follows:

As used in this Deed of Trust: “Hazardous Wastes” means all waste materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., as amended, or applicable state law and any other applicable federal, state, or local laws and their regulations now in force or hereafter enacted relating to hazardous waste disposal; and “Toxic Substances” means and includes any materials which have been shown to have significant adverse effects on human health or which are subject to regulation under the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq., as amended, applicable state law, or any other applicable federal, state, or local law now in force or hereafter enacted relating to toxic substances or contaminants. “Toxic Substances” includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products, and lead-based paints. All such laws relating to hazardous waste disposal and toxic substances are collectively referred herein as “Environmental Laws.”

A The Grantor and any other parties, including, but not limited to, tenants, licensees, and occupants, will not be involved in any activity on, in or under the Property, which activity could involve or lead to the use, manufacture, storage, or disposal of Hazardous Wastes or Toxic Substances, or the imposition of liability on the Grantor or any other subsequent or former owner of the Property or the creation of a lien on the Property under any Environmental Laws.

B. The Grantor will comply strictly and in all respects with the requirements of all Environmental Laws and shall promptly notify the Beneficiary in the event of the discovery of Hazardous Wastes or Toxic Substances at the Property. Further, the Grantor will promptly forward to the Beneficiary copies of all orders, notices, permits, applications, or other communications and reports in connection with any discharge, spillage, use, or the discovery of Hazardous Wastes and Toxic Substances or any other matters relating to the Environmental Laws as they may affect the Property.

C. The Grantor agrees that if at any time the Beneficiary has reasonable cause to believe there is Hazardous Wastes or Toxic Substances upon the Property, the Beneficiary may obtain, at the Grantor’s cost, an environmental site assessment or environmental audit report from a firm acceptable to the Beneficiary, to assess with a reasonable degree of certainty the presence of any Hazardous Wastes or Toxic Substances, and the cost in connection with the abatement, cleanup, or removal of such.

D. The Grantor agrees that in the event of the presence of any Hazardous Waste or Toxic Substance upon the Property, whether or not the same originates or emanates from the Property, or if the Grantor shall fail to comply with any of the requirements of the Environmental Laws, the Beneficiary may at its election, but without the obligation to do so, give such notices, cause such work to be performed at the Property, or take any and all other actions as the Beneficiary shall deem necessary or advisable in order to abate, remove, and clean up the Hazardous Waste or Toxic Substance or otherwise cure the Grantor’s non-compliance.

E. Any amounts disbursed by the Beneficiary pursuant to the provisions of this Paragraph 9 shall be added to, and deemed a part of, the indebtedness secured hereby, shall bear interest from the date of the disbursement thereof at the rate of ten percent (10%) per annum, or if lower, the highest rate allowed by law, and shall, together with the interest thereon, be repayable by the Grantor on demand.

F. The Grantor shall indemnify and defend the Beneficiary and the Trustee, and each of them, from and against all costs, liabilities, penalties, fines, legal fees and fees of experts, arising from any actual or alleged presence on, in or under or discharge of Hazardous Wastes from the Property or violation of any Environmental Laws. This indemnification obligation shall survive payment of the Obligations and discharge of the lien of this Deed of Trust.

10. Future Advances. Beneficiary may make future advances to Grantor and may advance or readvance funds to Grantor and all such future advances and readvances shall be fully secured by the lien of this Deed of Trust.

11. Events of Default and Foreclosure. If any one or more of the following events (hereinafter collectively referred to as “event of default”) shall occur:

A. Default in the performance of, or compliance with, any of the covenants, conditions, and agreements set forth in the Agreement or in this Deed of Trust (provided however that such a default under this Deed of Trust is subject to a right to cure with 30 days advance written notice unless the Beneficiary reasonably determines that such a delay would materially negatively impact the value of the security and lien granted hereby);

B. Default under any other lien or encumbrance placed on the Property, or any interest therein (legal or equitable), or any part thereof, either inferior or superior in right to the lien of this Deed of Trust;

C. The termination of, or occurrence of any event negatively affecting, the validity of this Deed of Trust or the priority of this Deed of Trust;

D. The passage of any law or the decision of any court rendering or declaring any of the covenants and agreements set out in the Agreement or in this Deed of Trust to be legally unenforceable, inoperative, void, or voidable;

E. The Grantor places or allows to be placed on the Property or any portion of or interest in the Property a lien with priority over the lien of this Deed of Trust, except the lien for real estate taxes not yet due and payable;

then, in any of such events, the Trustee and the Beneficiary shall, in addition to any other rights and remedies provided by law, have the following rights and remedies, any one or more of which shall be exercisable at the option of the Beneficiary and without notice to the Grantor:

(i) The Beneficiary may declare all sums due and owing under the Agreement immediately due and payable, without demand; and

(ii) The Trustee may foreclose by a sale of the Property as follows:

a) The Trustee may take possession of the Property and proceed to sell the same at auction at the premises or at such other place in the city or county in which the Property or the greater part thereof lies, or in the corporate limits of any city surrounded by or contiguous to such county, or in the case of annexed land, in the county of which the land was formerly a part, as the Trustee may select upon such terms and conditions as the Trustee may deem best, after first advertising the time, place, and terms of sale.

b) The power of sale above granted may be exercised at different times as to different portions of the Property, and if for any reason any executory contract of sale shall not be performed, then new contracts may be made with respect to the same portion of the Property (with or without other portions). If the Trustee deems it best for any reason to postpone or continue the sale at any time or from time to time, they may do so, in which event the Trustee shall advertise the postponed sale in the same manner as the original advertisement of sale provided in clause (a) above.

c) Full power and authority is hereby expressly granted and conferred upon the Trustee to make, execute, and deliver all necessary deeds of conveyance for the purpose of vesting in the purchaser or purchasers complete and entire legal and equitable title to the Property, or the portion thereof so sold, and the recitals therein shall be received in all courts of law and equity as prima facie evidence of the matters therein stated; and at such sale the Beneficiary may become a purchaser, and no purchaser shall be required to see to the proper application of the purchase money.

d) The proceeds of such sale shall be applied as provided in Virginia Code Section 55-59.4, as amended, or any successor provision.

12. Non-Waiver. No delay, act, or failure to act, by the Trustee and the Beneficiary, or any of them, however long continued, shall be construed as a waiver of any of their rights hereunder or of any default by the Grantor.

13. No Liability or Obligation on the Trustee or the Beneficiary. Nothing in this Deed of Trust shall be construed to impose any obligation upon either the Beneficiary or the Trustee to expend any money or to take any other discretionary act herein permitted, and neither the Beneficiary nor the Trustee shall have any liability or obligation for any delay or failure to take any discretionary act. The Trustee shall not be required to see that this Deed of Trust is recorded and shall not be liable for the default or misconduct of any agent or attorney appointed by them in pursuance hereof, or for anything whatever in connection with this trust, except willful misconduct or gross negligence. The Trustee may act upon any instrument or paper believed by them in good faith to be genuine and to be signed by the proper party or parties, and shall be fully protected for any action taken or suffered by them in reliance thereon.

14. Indemnification by the Grantor. The Grantor shall protect and indemnify the Trustee and the Beneficiary from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), imposed upon or incurred by or asserted against the Trustee or the Beneficiary by reason of:

A. Ownership of the Property or any interest therein, or receipt of any rent or other sum therefrom,

B. Any accident to, injury to, or death of persons or loss of or damage to Property occurring on or about the Property or the adjoining sidewalks, curbs, vaults or vault space, if any, streets, or ways,

C. Any failure on the part of the Grantor to perform or comply with any of the terms, covenants, conditions, and agreements set forth in the Agreement, Deed of Trust, or any other agreements executed by the Grantor or any other persons liable for the payment of the indebtedness hereby secured,

D. Performance of any labor or services or the furnishing of any materials or other Property in respect of the Property or any part thereof for construction or maintenance or otherwise,

E. Any action brought against the Trustee or the Beneficiary attacking the validity, priority, and/or enforceability of this Deed of Trust, the Agreement, or any other agreements executed by the Grantor or any other persons liable for the Obligations hereby secured.

Any amounts payable to the Trustee or the Beneficiary under this Paragraph 13 which are not paid within thirty (30) days after written demand therefor by the Trustee or the Beneficiary shall bear interest at ten percent (10%) per annum or, if less, the maximum rate per annum then permitted by law and shall be secured by this Deed of Trust. In the event any action, suit, or proceeding is brought against the Trustee or the Beneficiary by reason of any such occurrence, the Grantor, upon the request of the Trustee or the Beneficiary and at the Grantor’s expense, shall resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by the Beneficiary. Such obligations under this Paragraph 14 shall survive the termination, satisfaction, or release of this Deed of Trust.

15. Headings. The headings of the paragraphs of this Deed of Trust are for the convenience of reference only and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

16. Number and Gender. The pronouns and verbs set forth herein shall be construed as being of such number and gender as the context may require.

17. Successors and Assigns. This Deed of Trust shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, and assigns, and any descriptive term used herein shall include such heirs, personal representatives, successors, and assigns.

18. Persons. The use of the word “persons” in this Deed of Trust includes individuals, corporations, partnerships, and all other entities.

19. Notices. Except as may otherwise be provided herein, any notice, request, consent, approval, demand or other communication required or permitted hereunder shall be in writing and shall be given (a) when received (or when actually or constructively refused by or on behalf of addressee), if mailed, registered or certified, return receipt requested, postage prepaid, or (b) when delivered in person against a written receipt therefor, addressed to the parties as follows:

GRANTOR: Optical Cable Corporation 5290 Concourse Drive Roanoke, VA 24019

TRUSTEE: At the address in the preamble of this instrument

BENEFICIARY: Valley Bank 36 W. Church Ave. S.W. Roanoke, VA 24011

Any party may, by notice given in accordance herewith, change its notice address.

20. Amendment and Waiver. No amendment or waiver of any of the terms, provisions, or conditions of this Deed of Trust shall be effective unless in writing and executed by the parties. No delay or failure by any party to enforce any right or obligation hereunder shall be deemed to be a waiver of such right or obligation nor shall any waiver of any specific breach of this Deed of Trust be deemed to be a waiver of any other or additional breach, similar or dissimilar.

21. Interpretation. Any provision herein which requires the Beneficiary’s consent shall be construed to mean the Beneficiary’s consent, which may be withheld at the Beneficiary’s sole discretion. The parties hereto acknowledge and agree that each has been given the opportunity to review independently this Deed of Trust with legal counsel, and/or has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof. In the event of an ambiguity in or dispute regarding the interpretation of same, the interpretation of this Deed of Trust shall not be resolved by any rule of interpretation providing for the interpretation against the party who causes the uncertainty to exist or against the draftsman.

22. Severability. If any provision of this Deed of Trust or the application thereof to any party or circumstances shall, to any extent, be adjudged invalid or unenforceable in any jurisdiction, then: (a) such provision shall not be affected in any other jurisdiction; (b) the application of the other provisions of this Deed of Trust to said party or circumstances shall not be affected; and (c) the application of this Deed of Trust to any other party or circumstances shall not be affected thereby.

23. Costs of Recordation. Grantor shall pay all recording fees and taxes associated with the recording and re-recording of this Deed of Trust, including any amendments or modifications hereafter.

24. Choice of Law. This Deed of Trust shall be governed and construed in accordance with Virginia law.

[Signature to follow]

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed by its proper officer, thereunto duly authorized.

Optical Cable Corporation

By:	/s/ Tracy G. Smith
Tracy G. Smith
Vice President and Chief Financial Officer

COMMONWEALTH OF VIRGINIA	)
	)	TO-WIT:
CITY/COUNTY OF ROANOKE	)

The foregoing was acknowledged before me this 4 day of June, 2008, by Tracy G. Smith, Vice President and Chief Financial Officer of Optical Cable Corporation, a Virginia corporation, on behalf of the corporation.

/s/ Tonia G. Hackett
Notary Public

My Commission Expires: 10/31/2008

SCHEDULE A

LEGAL DESCRIPTION

PARCEL 1: ALL THOSE LOTS IN HOLLINS MAGISTERIAL DISTRICT, ROANOKE COUNTY, VIRGINIA, MORE PARTICULAR DESCRIBED AS “NEW TRACT 2A-1, CONTAINING 11.284 ACRES” AND “TRACT 3E-1A, CONTAINING 11.238 ACRES”, ON PLAT OF SURVEY DATED MARCH 20, 1997, PREPARED BY LUMSDEN ASSOCIATES, P.C., ENTITLED “PLAT SHOWING THE COMBINATION OF TRACT 3C AND TRACT 2A PROPERTY OF OPTICAL CABLE CORPORATION, CREATING HEREON NEW TRACT 2A-1 (11.284 AC.) SITUATED ALONG VALLEYPOINTE PARKWAY AT THE TERMINUS OF NORTH & SOUTH CONCOURSE DRIVE, A COPY OF WHICH SURVEY IS RECORDED IN THE CLERK’S OFFICE, CIRCUIT COURT OF ROANOKE COUNTY, VIRGINIA, IN PLAT BOOK 20, PAGE 72; AND,

BEING THAT PROPERTY DESCRIBED IN DEED BOOK 1403, PAGE 469; IN DEED BOOK 1459, PAGE 1925; AND IN DEED BOOK 1521, PAGE 994; OF RECORD IN THE AFORESAID CLERK’S OFFICE; AND,

PARCEL 2: ALL THAT LOT OR PARCEL OF LAND LYING AT THE INTERSECTION OF VALLEYPOINTE PARKWAY AND NORTH CONCOURSE DRIVE (FORMERLY CONCOURSE DRIVE) IN THE VALLEYPOINTE INDUSTRIAL PARK, CONTAINING .488 ACRE, AS SHOWN ON “PLAT OF SURVEY SHOWING THE SUBDIVISION AND DEDICATION OF THE PROPERTY OF THE BOARD OF SUPERVISORS OF ROANOKE COUNTY”, DATED MAY 10, 1990, AND RECORDED IN THE AFORESAID CLERK’S OFFICE, IN PLAT BOOK 12, PAGE 133; AND,

BEING THAT PROPERTY DESCRIBED IN DEED BOOK 1557, PAGE 1371, OF RECORD IN THE AFORESAID CLERK’S OFFICE.